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EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT

This Agreement is made as of the 25th day of August, 2002, between THE HAVANA GROUP, INC., a Delaware Corporation with its principal offices at 5701 Mayfair Road, N.W., North Canton, Ohio 44720 (the "Company") and Elwood Junot, Jr., residing at 729 Sandpiper Place, Sandestin, FL., (the "Executive").


                                    AGREEMENT

In consideration of the mutual agreements set forth herein, the parties, intending to be legally bound, agree as follows:

1. EMPLOYMENT.

     a) POSITION. The Company hereby agrees to employ Executive, and Executive hereby accepts employment by the Company as Manager of Market and Business Development of the Company.

     b) PERFORMANCE. Except as set forth below, Executive agrees to devote his full time, energies and attention to the performance of his duties and functions hereunder, to exercise his best efforts, judgment, skills, and talents exclusively in the business and affairs of the Company and, in the performance thereof, to comply with the policies of and be subject to the direction of the Chief Executive Officer of the Company. Notwithstanding the above, the Company recognizes and acknowledges that Executive will continue to serve as an Executive Officer of other companies as he deems appropriate. Executive shall be entitled to the compensation set forth below regardless of the percentage of working hours that Executive devotes to the affairs of the Company.

     c) RESPONSIBILITIES. Executive shall be responsible for the duties assigned to him by the Board of Directors or by an executive officer of the Company with authority to assign duties and shall be subject and report to the Board of Directors and/or any such other executive officer. Such duties shall include, but not be limited to, aiding the Company in developing an overall marketing plan, aid and consult with the Company in establishing a communications system for distributing information about the Company to its customers, affiliates, suppliers, and shareholders, and aid in development of business plans to expand the Company's business and diversify its interests.
     Executive is engaged to act as an Executive employee of the Company and not as an officer or Director of the Company., nor is the Executive authorized to bind the Company to any contract or obligation. The Executive shall perform all of the usual duties as well as such other duties as may from time to time be delegated to him by the Board of Directors or the Chief Executive Officer.



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2. COMPENSATION.

     a) BASE SALARY. The Company agrees to pay Executive and Executive agrees to accept as compensation for all of his services, a base salary payable in accordance with the Company's standard payroll policy at the monthly rate of $500. The Board of Directors or the Compensation Committee of the Board of Directors shall review the Executive's performance from time to time and shall determine, in its discretion, whether to increase the base salary.

     b) BONUSES. Executive shall be eligible to receive, in addition to his base salary, an annual cash bonus provided (i) that the Executive's term of employment is extended based upon the Company's performance and Executive's personal performance and, (ii) the annual cash bonus is then awarded at the sole discretion of the Company's Board of Directors.

     c) OPTION GRANT. The Company hereby grants options to purchase 300,000 shares of the Company's Common Stock (the "Options"). Options to purchase 60,000 shares of Common Stock vest and are exercisable on the date hereof. The remainder of the Options shall vest and become exercisable monthly with respect to options to purchase 60,000 shares of Common Stock at the beginning of each month commencing October 1, 2002, or as determined by the Company based on performance criteria. The form of option is attached hereto as Exhibit A. The Options will expire and be non-exercisable two years from the date hereof.

     The exercise price of the Option shall be $0.10 per share of Common Stock, subject to adjustment as set forth in the option agreement appended hereto.

3. EXPENSES. The Company shall pay or reimburse Executive during his employment hereunder for all reasonable travel and other expenses incurred by Executive in the performance of his duties and obligations hereunder upon submission of appropriate supporting documentation. Notwithstanding the foregoing, the Executive must first obtain the prior written approval of the Chief Executive Officer

4. BENEFIT PLANS. Executive shall be entitled to participate in all of the Company sponsored employee benefit plans.

5. VACATION. Executive shall not be entitled to vacation during the term of this agreement.

6. LEFT BLANK INTENTIALLY

7. CONFIDENTIAL INFORMATION.

     a) Executive acknowledges that the information, observations and data regarding the Company and its subsidiaries obtained by him during the course of his employment, either before or after the effective date of the Agreement, are the property of the Company. Therefore, Executive agrees that he will not disclose to any unauthorized person or use for his own account or for the benefit of any third party (other than the Company and its subsidiaries) any of such information, observations or data without the prior express written approval of the Board of Directors of the Company. Notwithstanding the foregoing, Executive may disclose information,


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     observations or data to the extent that (i) the same become generally known to and available for use by the public other than as a result of acts or omissions to act by Executive in violation of this paragraph 7 or (ii) such disclosure is required by law or legal process. Executive agrees to deliver to the Company, at the termination of his employment, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Company and its subsidiaries, which he may then possess or have under his control, provided, however, that Executive may retain copies of his director files, initial public offering files and Company presentation files.

     b) Except as may be otherwise provided in Paragraph 1, Executive shall not during the term of this Agreement work for or otherwise assist a business or organization, or invest in the securities (other than a portfolio investment, including without limitation investment in mutual funds, not exceeding 2% of outstanding securities of a firm listed on a national stock exchange or traded in the Nasdaq Stock Market) of any other business or organization, if such business or organization now is or shall then be competing with the Company; provided, however, that Executive may serve on the board of directors or the board of trustees of other businesses or organizations with the approval of the Board of Directors of the Company.

     c) For a period of one year subsequent to the later to occur of (I) the termination of Executive's employment with the Company, or (ii) the termination of any consulting arrangement between the Company and Executive, Executive shall not compete directly or indirectly be associated with, or act as an independent contractor or consultant to, or be a director, officer, employee, owner, or partner of, any other business or organization that competes with the business of the Company as then conducted. Nothing contained herein will be deemed to require the Company to enter into a consulting agreement with the Executive upon termination of Executive's employment with the Company.

8. TERM AND TERMINATION.

     a) TERM. The term of this Agreement shall commence on August 15, 2002 and shall terminate on February 15, 2003 unless extended by the mutual agreement between the Executive and the Company, or earlier terminated as provided in Section 8(b) below.

     b) TERMINATION.

                            (I) This Agreement and Executive's employment
hereunder may be immediately terminated by the Company for Cause, or by either party at any time upon 30 days written notice. Upon notice of termination all unvested options shall be cancelled

     c) EFFECT OF TERMINATION. Upon termination of this Agreement neither party shall have any further obligation to the other party, except as provided in
     Section 7(a) above.

     d) DEFINITIONS. For the purposes of this Agreement:

                            (i) Cause shall mean acts of moral turpitude, and
the willful repeated or habitual neglect of Executive's obligations under this Agreement or the misuse of corporate funds.


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9. MISCELLANEOUS

     a) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     b) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the heirs and legal representatives of Executive, and the successors and assigns of the Company, except that Executive may not assign this Agreement or any of Executive's duties or services hereunder.

     c) NO WAIVERS. The failure of either party to insist upon the strict performance of any of the terms, conditions, and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions, and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     d) MODIFICATION. This Agreement may not be changed, amended, or modified except by a writing signed by both parties.

     e) NOTICES. Any notice, request, demand, waiver, consent, approval, or other communication which is required to be or may be given under this Agreement shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by registered or certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth herein or to such other address as either party may designate from time to time by notice to the other party sent in like manner.

     f) GOVERNING LAW. This Agreement constitutes the entire agreement between the parties and shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and to be performed solely within such state.

     g) HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the construction or interpretation of this Agreement.



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IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed as of this day and year first above written.

THE HAVANAGROUP, INC.                        EXECUTIVE:
BY:                                          BY:
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NAME:                                        ELWOOD JUNOT, JR.
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TITLE:
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